Main 8-K

EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

by and among

DOCUCON INCORPORATED,

DOCUCON ACQUISITIONS CORP.

and

My EDGAR Inc.

dated as of

December 13, 2007

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS

ARTICLE II.

MERGER

Section 2.01

The Merger

Section 2.02

Effective Time

Section 2.03

Closing

Section 2.04

Effect of the Merger

ARTICLE III.

EFFECT ON THE CAPITAL STOCK

Section 3.01

Conversion of Capital Stock

Section 3.02

Issuance of Merger Consideration

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01

Organization, Good Standing and Authority

Section 4.02

Certificate of Incorporation; By-laws; Minute Books

Section 4.03

Due Authorization; Execution and Delivery

Section 4.04

Title to Shares; Capitalization, etc.

Section 4.05

Subsidiaries

Section 4.06

SEC Reports; Financial Statements

Section 4.07

Liabilities

Section 4.08

Absence of Certain Changes

Section 4.09

Consents; No Conflict

Section 4.10

Issuance of Shares

Section 4.11

Contracts

Section 4.12

Real Property

Section 4.13

Assets

Section 4.14

Governmental Approvals and Authorizations and Compliance with Laws

Section 4.15

Tax Matters

Section 4.16

Litigation

Section 4.17

Intellectual Property

Section 4.18

Employees; Labor Matters, etc.

Section 4.19

Employee Benefit Plans

Section 4.20

Affiliate Transactions

Section 4.21

Insurance

Section 4.22

Environmental Matters

Section 4.23

Registration Rights

Section 4.24

Internal Accounting Controls

Section 4.25

Sarbanes-Oxley Act

Section 4.26

Application of Takeover Protections

Section 4.27

No Prior Activities

Section 4.28

Brokerage and Finder’s Fee

Section 4.29

Other Information

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.01

Organization, Good Standing and Authority

Section 5.02

Due Authorization

Section 5.03

Consents; No Conflict

Section 5.04

Brokerage and Finder’s Fee

i

Section 5.05

No Litigation

Section 5.06

Compliance with Laws

ARTICLE VI.

COVENANTS

Section 6.01

Information Prior to Closing

Section 6.02

Conduct of Business Prior to Closing

Section 6.03

Third-Party Consents

Section 6.04

Publicity

Section 6.05

Consummation of the Transactions

Section 6.06

Further Assurances; Filings

ARTICLE VII.

ADDITIONAL AGREEMENTS

Section 7.01

Expenses

Section 7.02

Survival of Representations and Warranties

Section 7.03

Certain Tax Matters

Section 7.04

Resignations; Officers and Directors

ARTICLE VIII.

MISCELLANEOUS

Section 8.01

Notices

Section 8.02

Parties in Interest

Section 8.03

No Third Party Beneficiaries

Section 8.04

Governing Law; Waiver of Jury Trial

Section 8.05

Submissions to Jurisdiction

Section 8.06

Assignment

Section 8.07

Amendment; Waivers, etc.

Section 8.08

Severability

Section 8.09

Headings

Section 8.10

Entire Agreement

Section 8.11

Construction

Section 8.12

Counterparts

SCHEDULES

Schedule 4.01

Organization and Foreign Qualifications

Schedule 4.04

Capital Stock, Options and Warrants and Anti-Dilution Provisions

Schedule 4.05

Owned Interests

Schedule 4.07

Liabilities

Schedule 4.08

Material Changes

Schedule 4.09

Consents and Conflicts

Schedule 4.11

Material Contracts

Schedule 4.12

Leased Premises

Schedule 4.13

Assets

Schedule 4.16

Litigation

Schedule 4.17

Owned and Licensed Intellectual Properties

Schedule 4.18(a)

Directors, Officers and Employees

Schedule 4.18(b)

Employment Agreements

ii

Schedule 4.20

Affiliate Transactions

Schedule 4.21

Insurance

Schedule 4.23

Registration Rights

Schedule 5.03

Company Consents and Conflicts

Schedule 7.01

Expenses

iii

This AGREEMENT AND PLAN OF MERGER, dated as of December 13, 2007 (this “Agreement”), is entered into by and among DOCUCON INCORPORATED, a Delaware corporation (the “Parent”), DOCUCON ACQUISITIONS CORP., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”) and MY EDGAR, INC., a Florida corporation (the “Company”).  Each of the parties to this Agreement is referred to herein individually as a “Party” and any two or more of them, as the “Parties”.

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have determined that it is in the best interests of each such corporation and its respective shareholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, it the intention of the Parties that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and the issuance of the shares of capital stock in connection with the Merger shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, amended (the “1933 Act”), and under the applicable securities laws of the states or jurisdictions where the shareholders reside.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement, the following words and phrases have the following meanings:

“1933 Act” is defined in the preamble to this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Action” is defined in Section 4.16.

“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

“Affiliate Transactions” is defined in Section 4.20.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

“Assets” means all rights, titles and interest in, to and under all of the properties, assets, rights, claims and contracts of every kind, character and description owned or held by the Parent or Merger Sub whether real, personal or mixed, tangible or intangible (including goodwill), and whether now owned or hereafter acquired, including, without limitation, all assets reflected on the [September 30] Balance Sheet, as the same may exist on the Closing Date.

 “Business Days” means any day except a Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York, New York.

“Capital Stock” means (a) with  respect to any Person that is a corporation,  any and all  shares,  interests,  participations, rights or other equivalents (however designated) of corporate stock and (b) with respect to any other Person, any and all partnership or other equity interests of such Person.

“Certificate of Merger” is defined in Section 2.02.

“Closing” is defined in Section 2.03.

“Closing Date” is defined in Section 2.03.

“Code” is defined in the Preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Company Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Effective Time” is defined in Section 2.02.

“Employees” means, collectively, each individual employed by Parent or any of its Subsidiaries and the beneficiaries and dependents of such individual.

“Environmental Law” means any foreign, federal, state or local law, statute, regulation, rule, ordinance, decree, or any other requirement of law (including common law) regulating or relating to the protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment.

 “Financial Statements” are defined in Section 4.06.

“GAAP” is defined in Section 4.06.

“GCL” means the General Corporation Law of the State of Delaware.

“Governmental Approvals” is defined in Section 4.14.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

“Hazardous Materials” means any substance or material that is classified or regulated as “hazardous” or “toxic” pursuant to any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum products or by-products, and urea-formaldehyde insulation.

“Income Taxes” means any Taxes imposed on the privilege of doing business in any jurisdiction, any franchise Taxes and any Taxes based on or measured by gain, income, profits, gross earnings or receipts, net worth, capital, stock or similar items.

“Intellectual Property” means United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, Internet domain names, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

“Intellectual Property Licenses” is defined in Section 4.17(a).

“IRS” means the Internal Revenue Service.

“Balance Sheet” means the balance sheet contained in the Financial Statements as of September 30, 2007.

“Knowledge” a Party will be deem to have “Knowledge” (a) if any officer of such Party is actually aware of such fact or matter or (b) if any officer of such Party upon the exercise of due inquiry would be expected to be aware of such fact or matter. For purposes of the representations and warranties contained in Section 4 hereof, from the period beginning on September 1, 2007 through the date hereof, “Knowledge” shall include Brian Balbirnie and shall exclude Robert Schwartz.

“Leased Premises” is defined in Section 4.12.

“Lien” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer (other than restrictions imposed by applicable federal or state securities laws), receipt of income, or exercise of any other attribute of ownership.

“Material Adverse Change” or “Material Adverse Effect” means any act, circumstance or event that is material and adverse to (a) the financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or (c) the ability of the Parent or Merger Sub to perform its obligations hereunder, other than any effect, circumstance or change resulting from (i) general economic or political conditions, events, circumstances or developments or changes therein, (ii) the public announcement of this Agreement and the transactions contemplated hereby, including any (A) actions of competitors, (B) actions taken by or losses of employees or (C) delays or cancellations of orders for products or services; (iii) the performance by the Parent or Merger Sub of its obligations pursuant to this Agreement; (iv) any changes in Applicable Laws or any accounting regulations or principles; or (v) any acts of God, war (whether or not declared) or terrorism, except to the extent such event has a disproportionate effect on the Parent or Merger Sub.

“Material Contracts” is defined in Section 4.11(a).

“Merger” is defined in the preamble to this Agreement.

“Merger Consideration” is defined in Section 3.01(b).

“Merger Sub” is defined in the preamble to this Agreement.

“Merger Sub Common Stock” means the Common Stock of Merger Sub, par value $[0.0001] per share.

“Owned Intellectual Property” is defined in Section 4.17(a).

“Parent” is defined in the preamble to this Agreement.

“Parent Common Stock” means the Common Stock of the Parent, without par value.

“Party” or “Parties” is defined in the preamble to this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, associations, trust or other entity or organization, including a Governmental Authority.

“Real Property Leases” is defined in Section 4.12.

“Returns” means any returns, reports, declarations or forms required to be filed with any Governmental Authority.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” is defined in Section 4.06.

“Shares” means the shares of Parent Common Stock to be issued as the Merger Consideration in exchange for the outstanding shares of the Company Common Stock.

“Subsidiary” means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

 “Surviving Corporation” is defined in Section 2.01.

“Tax” means any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, but not limited to, taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, utility, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not.

“Tax Return” means any Return with respect to Taxes.

 “Transaction Documents” means this Agreement any other agreement, document, instrument or certificate entered into or delivered, now or in the future by the Parent, Merger Sub or the Company in connection with this Agreement or any of the other Transaction Documents.

“Treasury Regulations” are the regulations prescribed under the Code.

ARTICLE II.

THE MERGER

Section 2.01

The Merger.  Subject to the provisions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.02

Effective Time.  Subject to the provisions of this Agreement, as early as practicable on the Closing Date, the Company shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by the GCL, and the Merger shall thereupon become effective (the “Effective Time”).

Section 2.03

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via teleconference, email and facsimile, on the date of this Agreement or such other date as the Parties may mutually determine and on which the Closing actually occurs (the “Closing Date”).

Section 2.04

Effect of the Merger.

(a)

At the Effective Time, (i) the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (ii) the By-laws of the Company in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

(b)

At and after the Effective Time, title to all property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(c)

Immediately after the Effective Time, the members of the Board of Directors of the Company shall be the directors of the Surviving Corporation.

(d)

Immediately after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation.

ARTICLE III.

EFFECT ON THE CAPITAL STOCK

Section 3.01

Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Capital Stock of the Company or the Capital Stock of Merger Sub:

(a)

Capital Stock of Merger Sub.  Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

(b)

Capital Stock of the Company.  Each issued and outstanding share of Company Common Stock shall be converted into the right to receive one share of the Parent Common Stock (the “Merger Consideration”).  Any shares of Company Common Stock held as treasury shares shall be canceled and not be converted into the right to receive any consideration.

Section 3.02

Issuance of Merger Consideration.  Upon surrender of a stock certificate representing shares of Company Common Stock to the Parent following the Effective Time, the holder of such shares shall be entitled to receive immediately in exchange therefore, the Merger Consideration for each share of Company Common Stock represented by such stock certificate.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

OF THE PARENT AND NEWCO

The Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company:

Section 4.01

Organization, Good Standing and Authority.   Each of the Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Parent and Merger Sub is duly qualified to do business as a foreign corporation in the jurisdictions set forth in Schedule 4.01.  The failure of the Parent or Merger Sub to qualify as a foreign corporation in any jurisdiction in which it is not currently qualified would not have a Material Adverse Effect.  Each of the Parent and Merger Sub has all corporate power and authority to own the properties and assets owned by it, to lease the properties and assets leased by it and to carry on the operation of its business as it is now being conducted.

Section 4.02

Certificate of Incorporation; By-laws; Minute Books.  True and complete copies of the Certificate of Incorporation and By-laws (or comparable organizational documents) of each of the Parent and Merger Sub, as amended to and including the date hereof, have been delivered to the Company.  Neither the Parent nor Merger Sub is in violation of any provision of its Certificate of Incorporation or is in material violation of its By-laws.

Section 4.03

Due Authorization, Execution and Delivery.  Each of the Parent and Merger Sub has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by each of the Parent and Merger Sub and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Parent and Merger Sub and no further consent or action is required by the Parent or Merger Sub, their Boards of Directors or their shareholders in connection therewith.  This Agreement and each of the other Transaction Documents to which it is a party has been duly executed by the Parent and Merger Sub, as the case may be, and constitutes the valid and binding obligation of such Party enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

Section 4.04

Title to Shares; Capitalization, etc.

(a)

The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Parent (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Parent) is set forth in Schedule 4.04.  All outstanding shares of capital stock of the Parent are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  No securities of the Parent are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in Schedule 4.04, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Capital Stock of the Parent, or contracts, commitments, understandings or arrangements by which the Parent or Merger Sub is or may become bound to issue additional shares of Capital Stock of the Parent, or securities or rights convertible or exchangeable into shares of Capital Stock of the Parent. There are no outstanding contractual or other rights or obligations to or of the Parent to repurchase, redeem or otherwise acquire any of its outstanding shares or other equity interests or restricting the ability to vote or transfer such shares or other equity interests.  Except as set forth in Schedule 4.04 and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Parent (or in any agreement providing rights to security holders), and the issuance of the Shares will not obligate the Parent to issue shares of Parent Common Stock or other securities to any Person and will not result in a right of any holder of the Parent’s securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Parent, except as specifically disclosed in its SEC Reports, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the 1934 Act), or has the right to acquire, by agreement with or by obligation binding upon the Parent, beneficial ownership of in excess of 5% of the outstanding Parent Common Stock.

(b)

The Parent owns, beneficially and of record, all of the issued and outstanding shares of Merger Sub Common Stock, free and clear of any Liens.  The issued and outstanding shares of the Merger Sub and each of the Parent’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

Section 4.05

Subsidiaries.  The Parent does not have direct or indirect Subsidiaries other than Merger Sub.  Except as disclosed on Schedule 4.05, neither Parent nor Merger Sub owns, directly or indirectly, any shares of capital stock or other equity interest (or any other interest convertible into an equity interest) in any corporation, partnership, joint venture, association or other entity, and has no commitment to contribute to the capital of, make loans to, or share in the losses of, any Person.

Section 4.06

SEC Reports; Financial Statements. The Parent has filed all reports required to be filed by it under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act (the foregoing materials being collectively referred to herein as the “SEC Reports”).  To the Parent’s Knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Parent’s Knowledge, the financial statements of the Parent included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such Financial Statements have been prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), (except (i) as may be otherwise specified in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or may be condensed or summary statements), and fairly present  in all material respects the financial position of the Parent and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

Section 4.07

Liabilities.   To the Parent’s Knowledge, neither the Parent nor Merger Sub has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (a) to the extent reflected in, or reserved against on the face of the September 30 Balance Sheet and (b) for liabilities and obligations that (i) have been incurred after September 30, 2007 in the ordinary course of business consistent with past practice, (ii) are disclosed on Schedule 4.07 or (iii) individually and in the aggregate would not be reasonably expected to have a Material Adverse Effect.

Section 4.08

Absence of Certain Changes.  Except as set forth on Schedule 4.08, since September 30, 2007, (a) the Parent has operated their business only in the ordinary course consistent with past practices in all material respects, (b) nothing has occurred which has had or would reasonably be expected to have a Material Adverse Effect and (c) the Parent has not (i) altered its method of accounting, (ii) declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (iii) issued any equity securities.

Section 4.09

Consents; No Conflict.   Except as set forth in Schedule 4.09, (a) neither Parent nor Merger Sub is required to obtain the consent, authorization or approval of, or to submit any notice, report or other filing with, any Governmental Authority or other third party or to obtain any permit, license or franchise as a condition to the consummation of this Agreement by the Parent and Merger Sub, which, if not obtained, would reasonably expected to have a Material Adverse Effect and (b) the execution and delivery of this Agreement by the Parent and Merger Sub and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any rights pursuant to any of the terms, conditions or provisions of or under, any (i) Applicable Law, (ii) the Certificate of Incorporation or By-laws of the Parent or  Merger Sub, or (iii) any indenture, mortgage, deed of trust, note, bond, franchise, lease, contract, agreement, or other instrument binding upon the Parent or Merger Sub, or to which the property of the Parent or Merger Sub is subject.

Section 4.10

Issuance of the Shares.  The Shares have been duly authorized and when issued in accordance with the terms of this Agreement will be, validly issued, fully paid and nonassessable, and free and clear of all Liens and charges and shall not be subject to preemptive or similar rights.

Section 4.11

Contracts.

(a)

Schedule 4.11 contains a list of all contracts, agreements, licenses and leases or commitments therefore to which the Parent or Merger Sub is a party or by which any of the Assets are bound (such contracts, agreements, licenses, leases and commitments so listed on Schedule 4.11, are collectively, the “Material Contracts”).

(b)

The Parent has delivered to the Company complete and correct copies of all written Material Contracts listed on Schedule 4.11, and a complete and correct description of all of the material terms of all oral Material Contracts listed on Schedule 4.11, in each case together with a complete and correct copy or description, as the case may be, of all amendments thereto.

(c)

Neither Parent nor Merger Sub is in default, or alleged to be in default, under any such Material Contract, and, to the Knowledge of the Parent, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default.  All such Material Contracts are valid, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.12

Real Property.   Neither Parent nor Merger Sub owns any real property.  Schedule 4.12 lists all real property leased by the Parent or Merger Sub (the “Leased Premises”; the leases relating to the Leased Premises, collectively, the “Real Property Leases”).  Except for the Leased Premises, no real property is used or occupied by the Parent or Merger Sub.  The Parent and its Subsidiaries have the exclusive right to use and occupy the Leased Premises and enjoy peaceful and undisturbed possession of the Leased Premises.

Section 4.13

Assets.  Except as set forth in Schedule 4.13, the Parent and its Subsidiaries are the owners of and have good and marketable title to, or have legally sufficient rights to use, all of the Assets, free and clear of all Liens.

Section 4.14

Governmental Approvals and Authorizations and Compliance with Laws.  Except as would not reasonably be expected to have a Material Adverse Effect, (a) all approvals, permits, qualifications, authorizations, franchises, consents, orders, registrations or other approvals (collectively, the “Governmental Approvals”) of all Governmental Authorities which are required in order to permit the Parent and its Subsidiaries to operate their business as presently conducted have been obtained and are in full force and effect; (b) there has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellations, suspicion, revocation, default or dispute affecting any Governmental Approval, and, to the Knowledge of the Parent, no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents; and (c) Neither Parent nor Merger Sub is in conflict with or in violation or breach of or default under (and, to the Knowledge of the Parent, there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) any Applicable Law.

Section 4.15

Tax Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)

 (i) Except as outlined in Schedule 4.15, since January 1, 1999, the Parent has duly and timely filed all Tax Returns that it was required to file, (ii) all such Tax Returns were correct and complete in all material respects, and (iii) Neither Parent nor Merger Sub is currently the beneficiary of any extension of time within which to file any Tax Return;

(b)

(i) all Taxes that are due and payable by the Parent or chargeable as a Lien upon its assets (whether or not shown on any Tax Return) have been duly and timely paid or accrued on the Financial Statements, and (ii) each of the Parent and Merger Sub has complied in all material respects with Applicable Law relating to the reporting, payment and withholding of Taxes in connection with amounts paid to their employees, creditors, independent contractors or other third parties and has, within the time and in the manner prescribed by law, withheld from such amounts and timely paid over to the proper Governmental Authorities all such amounts required to be so withheld and paid over under Applicable Law;

(c)

there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes payable by the Parent or Merger Sub either (i) asserted, raised or threatened by any Governmental Authority in writing or (ii) as to which the Parent has Knowledge;

(d)

Neither Parent nor Merger Sub has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to any Taxes, which waiver, agreement or power of attorney is currently in force;

(e)

no Income Tax Returns and Employment Tax Returns filed by the Parent or Merger Sub are currently the subject of audit; and

(f)

Neither Parent nor Merger Sub is a party or bound by or has any obligation under Tax allocation, sharing, indemnity or similar agreement or arrangement, and neither Parent nor Merger Sub (i) is and has been a member of any group of companies filing a consolidate, combined or unitary Income Tax Return or (ii) has any liability for the Taxes of any person under section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law); as a transferee, successor, indemnitor or guarantor; by contract or otherwise.

Section 4.16

Litigation.  Except as set forth in Schedule 4.16, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Parent, threatened against or affecting the Parent, any of its Subsidiary, any of their officers or directors in their capacities as such or any of the Assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (individually, an “Action”) which could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect.  Within the past five years, none of the Parent, any of its Subsidiaries nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Parent, there is not pending or contemplated, any investigation by the SEC involving the Parent or any current or former director or officer of the Parent.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Parent.

Section 4.17

Intellectual Property.

(a)

Schedule 4.17(a) sets forth a complete and correct list of all Intellectual Property that is owned by the Parent or Merger Sub (the “Owned Intellectual Property”), except for any such Owned Intellectual Property that does not constitute an issued patent or pending patent application, a trademark registration or pending trademark application or a registered copyright and is not otherwise material to the conduct of their business.  Schedule 4.17(a) also sets forth a complete and correct list of all material written or oral licenses and arrangements (i) pursuant to which the use by any Person of Intellectual Property is permitted by the Parent and (ii) pursuant to which the use by the Parent or Merger Sub of Intellectual Property is permitted by any Person (collectively, the “Intellectual Property Licenses”).  The Owned Intellectual Property and the Intellectual Property subject to the Intellectual Property Licenses constitute all Intellectual Property used or held for use in connection, with necessary for the conduct of, or otherwise material to the business of the Parent and its Subsidiaries.  Immediately after the Closing, the Parent and its Subsidiaries will have the right to use all Intellectual Property that is subject to an Intellectual Property License and will own all Owned Intellectual Property, free from any Liens.

(b)

To the Knowledge of the Parent, the conduct of its business does not infringe the rights of any Person in respect of any Intellectual Property.  None of the Owned Intellectual Property is being infringed by third parties.  There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Parent threatened, that challenges the rights of the Parent or Merger Sub in respect of any Owned Intellectual Property or Intellectual Property License.

Section 4.18

Employees; Labor Matters, etc.

(a)

Schedule 4.18(a) sets forth a true and complete list of the name, title, annual salary or wage rate or other compensation, and vacation and fringe benefits of each and every of director, officer and employee of the Parent or Merger Sub.

(b)

Schedule 4.18(b) sets forth a true and complete list of every employment agreement of the Parent or Merger Sub now in effect or which the Parent or Merger Sub has or might have any obligation, or any understanding between the Parent or Merger Sub and any Employee concerning the terms of such Employee’s employment.

(c)

Except as would not reasonably expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries have complied with all Applicable Laws pertaining to the employment or termination of employment of their Employees, including, without limitation, to the extent applicable, the National Labor Relations Acts, as amended, Title VII of the Civil Rights Act of 1991, as amended, the Occupational Safety and Health Act, Executive Order 11246, the Fair Labor Standard Act of 1973, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, and all other such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

Section 4.19

Employee Benefit Plans.  Neither Parent nor Merger Sub has any employee benefit plans.

Section 4.20

Affiliate Transactions.  Except as set forth on Schedule 4.20, to the Knowledge of the Parent, no officer, director, employee or “associate” (as such term is defined in Rule 12b-2 promulgated under the 1934 Act) of the Parent or Merger Sub, or any other Affiliate of any of the foregoing is a party to any transaction with the Parent or Merger Sub (other than compensation paid as part of an employment relationship for services rendered), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such associate, or to the Knowledge of the Parent, any entity in which any officer, director, employee or such associate has a substantial interest or is an officer, director, trustee or partner (collectively, the “Affiliate Transactions”).

Section 4.21

Insurance.  Schedule 4.21 contains a list of all material insurance policies or self-insurance agreements held or maintained by the Parent or Merger Sub.  Such policies and agreements are in full force and effect and all premiums due thereon have been timely paid ..  The Parent has no Knowledge of any misrepresentation or misstatement in or in connection with the application for any insurance policy shown in Schedule 4.21 , and no notice of cancellation or rescission of any such policy has been received by the Parent or Merger Sub.

Section 4.22

Environmental Matters.

(a)

(i) Each of the Parent and its Subsidiaries is in compliance with all applicable Environmental Laws pertaining to the Assets and the use and ownership thereof, and to its businesses and operations, and (ii) neither Parent nor Merger Sub has received notice that it is in violation of any applicable Environmental Law relating to any of its Assets or the use or ownership thereof, or to its businesses and operations;

(b)

each of the Parent and its Subsidiaries is in possession of, and in material compliance with, all permits and authorizations required pursuant to any applicable Environmental Law;

(c)

neither Parent nor Merger Sub has caused or taken any action that will result in, and neither Parent nor Merger Sub is subject to, any liability or obligation relating to (i) the environmental conditions on, under or about the Leased Premises, including, without limitation, the air, soil and groundwater conditions at such or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission or release of any Hazardous Materials;

(d)

neither Parent nor Merger Sub is subject to any outstanding order by a Governmental Authority, or contractual or other obligation with, any Person in respect of which the Parent or Merger Sub may be required to incur costs arising from the release or threatened release of a Hazardous Material.  Neither Parent nor Merger Sub has entered into any contractual or other obligation (including indemnification obligation) with any Person pursuant to which it has assumed responsibility, either directly or indirectly, for the remediation of any condition arising from or relating to the release or threatened release of Hazardous Materials.

Section 4.23

Registration Rights.  Except as described in Schedule 4.23, the Parent has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied or waived.

Section 4.24

Internal Accounting Controls.  As certified by the Parent’s independent public accountants,the Parent and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.25

Sarbanes-Oxley Act.  The Parent is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.26

Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Parent and the Company fulfilling their obligations or exercising their rights under this Agreement and the other Transaction Documents, including without limitation the issuance of the Shares or the Company’s shareholders’ ownership of the Shares.

Section 4.27

No Prior Activities.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and has not conducted any business activities.

Section 4.28

Brokerage and Finder’s Fee.  Except for Schwartz Heslin group, who will receive 106,650 shares of Parent Common Stock as compensation for costs incurred, neither the Parent nor Merger Sub has incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement.

Section 4.29

Other Information.  Neither this Agreement nor any of the documents or other information made available to the Company or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with the Company’s due diligence review of the Parent and its Subsidiaries or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the Parent and Merger Sub:

Section 5.01

Organization, Good Standing and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Basssett Press, Inc., a Delaware corporation, is the Company’s only Subsidiary and is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

Section 5.02

Due Authorization.  The execution of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly authorized by all necessary corporate or other action of the Company, and this Agreement constitutes and each of the other Transaction Document to which the Company is a party, will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

Section 5.03

Consents; No Conflict.  Except as set forth in Schedule 5.03, the Company is not required to obtain the consent, authorization or approval of, or to submit any notice, report or other filing with, any Governmental Authority or other third party, or to obtain any permit, license or franchise as a condition to the consummation of this Agreement by the Company, which, if not obtained, would have an adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated herein will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any rights pursuant to any of the terms, conditions or provisions of or under (a) any Applicable Law, or (b) the Certificate of Incorporation or By-Laws of the Company.

Section 5.04

Title to Shares; Capitalization, etc.  The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company and Merger Sub is set forth in Schedule 5.04.  All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in Schedule 5.04, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Capital Stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Capital Stock of the Company.

Section 5.05

Brokerage and Finder’s Fee.   The Company  has not incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement.

Section 5.06

No Litigation.  There is no suit, equitable or legal, condemnation, eminent domain, administrative, arbitration or other proceeding pending, or, to the Knowledge of the Company threatened, against or affecting the Company or any of its assets which would reasonably be expected to have a material adverse effect on (a) the financial condition, or results of operations of the Company, (b) the validity or enforceability of this Agreement or (c) the ability of the Company to perform its obligations hereunder.

Section 5.07

Compliance with Laws.  The Company is not in conflict with or in violation or breach of or default under (and, to the Knowledge of the Company, there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) any Applicable Law or any of its permits, licenses, authorizations, exemptions, orders, consents, approvals of franchises from Governmental Authorities.

ARTICLE VI.

COVENANTS

Section 6.01

Third-Party Consents.  The Parent will, and will cause each of its Subsidiaries to, make all filings and use reasonable best efforts to obtain the consent of all third parties and Governmental Authorities required to be obtained or made in connection with the transactions contemplated by this Agreement.

Section 6.02

Publicity.  The Parties agree that no public announcement or disclosure of the proposed Merger or of any of the terms and conditions set forth herein shall be made without the consent of both Parties except to the extent as may be required by Applicable Law.

Section 6.03

Consummation of the Transactions.  Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using its commercially reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. and to effect all necessary registrations and filings.

Section 6.04

Further Assurances; Filings.

(a)

Each Party agrees to cooperate fully with the other Parties hereto and their respective authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other Party or Parties may reasonably request for the purpose of carrying out the intent and purposes of this Agreement.

(b)

As promptly as practicable, the Parent, Merger Sub and the Company shall properly prepare and file any filings required under any Federal, state, county, local or municipal law relating to the transactions contemplated herein (the “Filings”).  The Company and the Parent shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Filings by any governmental official and will supply the other with copies of all correspondence with any appropriate governmental official, on the other hand, with respect to the Filings.

(c)

Following the Closing, the directors and officers of Parent shall use their best efforts to file all Tax Returns required by law.

ARTICLE VII.

ADDITIONAL AGREEMENTS

Section 7.01

Expenses.  Except as set forth on Schedule 7.01, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expenses.

Section 7.02

Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement, or in any schedule, exhibit, document, certificate or other instrument delivered by or on behalf of the Parties pursuant to this Agreement shall survive the Closing for a period of three (3) years.

Section 7.03

Certain Tax Matters.  Each of the Parties shall use reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368 of the Code.  Each of the Parties shall characterize the Merger as a reorganization for purposes of all Tax Returns.

Section 7.04

Resignations; Officers and Directors.  The Parent shall cause each of its directors and officers to resign as of the Effective Time, and shall cause four designees of the Company to be appointed as directors of the Parent.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01

Notices.  Any notice or other communication required or permitted to be given under this Agreement shall be sufficiently given if sent by express, certified or registered mail, postage prepaid, or by an independent next business day delivery service, or by telefax, addressed as follows:

(a)

If to the Company or the Surviving Corporation, addressed to:

My EDGAR Inc.

201 Shannon Oaks Circle

Cary, NC 27511

Telephone: (919) 481-4000

Fax: (919) 481-6222

Attention: Brian R. Balbirnie

with a copy to:

Quick Law Group, PC

900 West Pearl St., Suite 300

Boulder, CO 80302

Telephone: (720) 259-3393

Fax: (303) 845-7315

Attention: Jeffrey M. Quick, Esq.

(b)

If to the Parent or Merger Sub, addressed to:

Docucon Incorporated

8 Airport Park Blvd.

Latham, New York 12110

Telephone: (518) 786-7733

Attention: Chief Executive Officer

or such other address(es) as the Company or Parent shall give notice to the other by like means.  Any such notice or communication shall be deemed to have been given (i) if by personal delivery or by next-day or overnight mail or delivery, on the day received, (ii) if by certified or registered mail, on the third day after the mailing thereof, or (iii) if by fax on the next day following the day on which such fax was sent, provided, that a copy is also sent by certified or registered mail or overnight mail or delivery.

Section 8.02

Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

Section 8.03

No Third Party Beneficiaries.   Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

Section 8.04

Governing Law; Waiver of Jury Trial.

(a)

This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of North Carolina.

(b)

Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 8.05

Submission to Jurisdiction.    Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in Durham County, North Carolina, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

Section 8.06

Assignment.   This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

Section 8.07

Amendment; Waivers, etc.   No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privileged hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 8.08

Severability.  If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Section 8.09

Headings.   The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 8.10

Entire Agreement.  The Schedules and Exhibits hereto are hereby incorporated in and form an integral part of this Agreement.  All understandings and agreements between the parties are merged into this Agreement, which fully and completely expresses their agreement and supersedes any prior agreement or understanding relating to the subject matter hereof.

Section 8.11

Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 8.12

Counterparts.   This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.  A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

DOCUCON INCORPORATED

By:	/s/ Robert W. Schwartz
Name:	Robert W. Schwartz
Title:	Chief Executive Officer

DOCUCON ACQUISITIONS CORP.

By:	/s/ Robert W. Schwartz
Name:	Robert W. Schwartz
Title:	Chief Executive Officer

MY EDGAR, INC.

By:	/s/ Brian R. Balbirnie
Name:	Brian R. Balbirnie
Title:	Chief Executive Officer